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                                                                    EXHIBIT 5.1


                              September 2, 1997



Winston Hotels, Inc.
2209 Century Drive
Suite 300
Raleigh, North Carolina 27612

       Re:   Winston Hotels, Inc. --
             Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

       We have acted as counsel for Winston Hotels, Inc., a North Carolina corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of the Company's common stock, par value $0.01 per share (the "Common Stock"), and preferred stock, par value $0.01 per share (the "Preferred Stock"), in an aggregate amount not to exceed $200,000,000.

       In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signature on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

       The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of North Carolina, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions















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Winston Hotels, Inc.
September 2, 1997
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expressed herein.  With respect to all matters in this opinion that are governed by the laws of the State of North Carolina, we have, with your approval, relied solely on the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., a copy of which has been delivered to you today, and the opinions expressed herein with respect to the laws of the State of North Carolina are subject to the same qualifications, assumptions and limitations as are set forth therein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

                1. The Company has authority pursuant to its Articles of Incorporation to issue the shares of Common Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable laws, (b) upon compliance with the applicable provisions of the Act and such state securities laws as may be applicable and (c) upon issuance and deliver of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

                2. The Company has authority pursuant to its Articles of Incorporation to issue the shares of Preferred Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state securities laws as may be applicable, (c) upon the adoption by the Company's Board of Directors and shareholders, if applicable, and the due execution and filing by the Company with the North Carolina Secretary of State Articles of Amendment to the Company's Articles of Incorporation that conform to North Carolina law establishing the preferences, limitations, and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (d) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such shares of Preferred Stock will be valdily issued, fully paid and nonassessable.

        The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and
(ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law).

        This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinion contained herein. This opinion is being rendered solely for the




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Winston Hotels, Inc.
September 2, 1997
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benefit of the Company in connection with the matters addressed herein.  This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                                        Very truly yours,

                                                        /s/ King & Spalding

                                                        KING & SPALDING